Exhibit 23.4

11th Floor, Gloucester Tower, The Landmark, 15 Queen’s Road Central, Hong Kong	Partners Yung Ching Tat ❖● 容正達 Kenneth K.S. Yung 容啟善
香港中環皇后大道中15號置地廣場告羅士打大廈十一樓

Telephone 電話	:	+ 852 2523 9161		Law Chi Yuen ● 羅志遠 Janine Y.S. Mok 莫漪淳 Kevin W.M. Chan 陳偉文 Antony Wong 黃東尼
Fax No. 傳真	:	+ 852 2845 9266
Website 網址	:	www.hastings-hk.com
E-mail 郵址	:	hastings@hastings-hk.com

BY EMAIL ONLY			Date: August 13, 2026

Our Ref: KL/P-11/2023(32808.1131/5)KL

KANDAL M VENTURE LIMITED

Cricket Square, Hutchins Drive

P.O. Box 2681

Grand Cayman KY1-1111

Cayman Islands

Attn: The Board of Directors

Dear Sirs,

KANDAL M VENTURE LIMITED (the “Company”)

CONSENT OF HONG KONG LEGAL COUNSEL

We have acted as the Hong Kong legal counsel to the Company in connection with amendment no. 2 to a registration statement on Form F-3 of the Company (the “Registration Statement”), including the prospectus forming a part thereof (the “Prospectus”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933 (the “Securities Act”), on or about August 12, 2026.

The Registration Statement relates to the offer and resale by the selling shareholder identified in the Prospectus of up to an aggregate of 46,899,766 Class A ordinary shares of the Company, par value US$0.00001 per share, issuable upon conversion of the senior unsecured convertible promissory note due June 5, 2029, the senior unsecured convertible promissory note due June 25, 2029, and the additional senior unsecured convertible promissory note to be issued at a third closing, in each case issued or to be issued pursuant to the Securities Purchase Agreement dated June 5, 2026 between the Company and the buyer named therein.

We hereby consent to the use of our name under the captions “Enforcement of Civil Liabilities”, “Risk Factors” and “Legal Matters” in the Prospectus. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Hastings & Co.

Hastings & Co.

Wanda W.H. Suen
孫詠衡
Simon C.Y. Siu ❖●
蕭澤宇
Jennifer H.K. Fan
范可琪
Lai King
黎競

Kwan Lai Ha

關麗霞

Hung Yuk Kwan

洪玉暉

Bunny S.B. Pang

彭劭彬

Samuel K.K. Leung

梁建基

Consultants

Tony K.T. Wong ●

王啟東

Kong Yuen Hoong

江潤紅

Tommy K.M. Wong

黃奇文

Hwang Sok Inn

方雪茵

Ma Ching Nam ❖●

馬清楠

Laurie H.L. Lam

林開利

Stella W.P. Lam

林慧萍

Alfred K.C. Lam  ❖

林國昌

Brian M.C. Keung

姜文清

Kwong Chi Keung ●

鄺志強

Lam Lai Ka

林麗嘉

David K.C. Cheung

張健俊

Lui Ka Wan

呂嘉運

Paul C. W. Tse ❖

謝燦華

Cristovao K. S. Ngai

魏嘉信

Ngan Chiu Yee

顏昭義

Senior Associates

Rufina S.Y. Ng

伍舜瑜

Siu Hiu Lui

邵曉蕾

Cecilia K.S. Tse

謝琴心

Wystan W.S. Wu

胡偉信

Yin Xianting

印嫻婷

Zhang Tingru

張婷茹

Associates

Au Ching Har

區靜霞

Choi Fuk Man

蔡馥敏

Law Pik Wun

羅碧媛

Leung Wing Chi

梁詠姿

Wong Yuen

黃嫄

Kareena K.W. Yung

翁嘉蔚

Registered Foreign Lawyer

Wai Lai

韋麗

Zhang Li

張黎
Yang Yang

楊洋

●      國際公証人

         Notary Public

❖   中國委托公証人

         China-Appointed

         Attesting Officer

In association: SFKS CK Kwong, Solicitors · China Commercial Law Firm, Guangdong · China Commercial Hastings (Futian) Associate Law Firm